                                                                    EXHIBIT 99.4

                            ACME METALS INCORPORATED

                             OFFER TO EXCHANGE ITS
                         10 7/8% SENIOR NOTES DUE 2007
                       FOR ANY AND ALL OF ITS OUTSTANDING
                         10 7/8% SENIOR NOTES DUE 2007

To Our Clients:

     Enclosed for your consideration is a Prospectus dated             , 1998
(the "Prospectus") and the related Letter of Transmittal (which together with the Prospectus constitute the "Exchange Offer") in connection with the offer by Acme Metals Incorporated (the "Company") to exchange $1,000 in principal amount of its newly issued 10 7/8% Senior Notes Due 2007 (the "New Notes") for each $1,000 principal amount of outstanding 10 7/8% Senior Notes Due 2007 (the "Old Notes"), upon the terms and subject to the conditions set forth in the Exchange Offer.

     We are the registered holder of the Old Notes held for your account. An exchange of the Old Notes can be made only by us as the registered holder and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to exchange the Old Notes held by us for your account. The Exchange Offer provides a procedure for holders to tender by means of guaranteed delivery.

     We request information as to whether you wish us to exchange any or all of the Old Notes held by us for your account upon the terms and subject to the conditions of the Exchange Offer.

     Your attention is directed to the following:

          1. The New Notes will be exchanged for the Old Notes at the rate of $1,000 principal amount of New Notes for each $1,000 principal amount of Old Notes. The New Notes will bear interest (as do the Old Notes) at a rate equal to 10 7/8% per annum from their date of issuance. Interest on the New Notes is payable semi-annually on June 15 and December 15, commencing December 15, 1998. Holders of Old Notes that are accepted for exchange will be deemed to have waived the right to receive any payment in respect of interest on the Old Notes accrued from December 18, 1997, or the most recent interest payment date to which interest has been paid, until the date of the issuance of the New Notes. Consequently, holders who exchange their Old Notes for New Notes will receive the same interest payment on December 15, 1998 (the first interest payment date with respect to the Old Notes and the New Notes) that they would have received had they not accepted the Exchange Offer. The form and terms of the New Notes are the same in all material respects as the form and terms of the Old Notes (which they replace) except that the New Notes have been registered under the Securities Act of 1933, as amended (the "Securities Act").

          2. Based on interpretations by the staff of the Securities and Exchange Commission (the "SEC"), New Notes issues pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold or otherwise transferred by holders thereof (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act or a "broker" or "dealer" registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such New Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution of such New Notes.

          3. The Exchange Offer is not conditioned on any minimum principal amount of Old Notes being tendered.

          4. Notwithstanding any other term of the Exchange Offer, the Company will not be required to accept for exchange, or exchange New Notes for, any Old Notes not theretofore accepted for exchange, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Old Notes, if any of the conditions described in the Prospectus under "The Exchange Offer" exist.

          5. Tendered Old Notes may be withdrawn at any time prior to 5:00 p.m.,
     New York City time, on             , 1998 by following the procedures set
     forth in the Letter of Transmittal.

          6. Any transfer taxes applicable to the exchange of the Old Notes pursuant to the Exchange Offer will be paid by the Company, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     If you wish to have us tender any or all of your Old Notes, please so instruct us by completing, detaching and returning to us the instruction form attached hereto. An envelope to return your instructions is enclosed. If you authorize a tender of your Old Notes, the entire principal amount of Old Notes held for your account will be tendered unless otherwise specified on the instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the Expiration Date.

     The Exchange Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of the Old Notes in any jurisdiction in which the making of the Exchange Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction or would otherwise not be in compliance with any provision of any applicable securities law.

                                          Very truly yours,

                            ACME METALS INCORPORATED

                             OFFER TO EXCHANGE ITS
                         10 7/8% SENIOR NOTES DUE 2007
                       FOR ANY AND ALL OF ITS OUTSTANDING
                         10 7/8% SENIOR NOTES DUE 2007

             INSTRUCTION TO REGISTERED HOLDER FROM BENEFICIAL OWNER

     The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus and the related Letter of Transmittal in connection with the Exchange Offer by the Company to exchange New Notes for Old Notes.

     This will instruct you to tender the principal amount of Old Notes indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal.

     The undersigned acknowledges that the Exchange Offer is being made in reliance upon interpretations contained in letters issued to third parties by the staff of the Securities and Exchange Commission that the New Notes issued in exchange for the Old Notes pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by Holders thereof (other than any Holder that is an "affiliate" of the Company within the meaning of Rule 405 promulgated under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of Holder's business and Holder is not engaging in and does not intend to engage in a distribution of such New Notes. If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of New Notes. If the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, it agrees that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes; however, by so acknowledging and delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     If the undersigned is a "broker" or "dealer" registered under the Exchange Act that acquired Old Notes for its own account pursuant to its market-making or other trading activities (other than Old Notes acquired directly from the Company), the undersigned understands and acknowledges that it may be deemed to be an "underwriter" within the meaning of the Securities Act and, therefore, must deliver a prospectus relating to the New Notes meeting the requirement of the Securities Act in connection with any resales by it or New Notes acquired for its own account in the Exchange Offer. Notwithstanding the foregoing, the undersigned does not thereby admit that it is an "underwriter" within the meaning of the Securities Act.

     You are hereby instructed to tender all Old Notes held for the account of the undersigned unless otherwise indicated below.

     [ ]  Do not tender any Old Notes.

     [ ]  Tender Old Notes in the principal amount of             .
                                          SIGNATURE:

                                          --------------------------------------
                                          Name of Beneficial Owner (please
                                          print)

                                          By:
                                          --------------------------------------
                                            Signature

                                            ------------------------------------
                                            Address

                                            ------------------------------------
                                            Zip Code

                                            ------------------------------------
                                            Area Code and Telephone Number

                                              Dated: , 1998